OFFER TO PURCHASE FOR CASH
                          ALL OF THE OUTSTANDING SHARES
                                       OF
                                  COMMON STOCK
                 (INCLUDING THE ASSOCIATED COMMON STOCK RIGHTS)
                                       OF

                                 HANDY & HARMAN

                                       AT

                              $35.25 NET PER SHARE

                                       BY

                              HN ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                                 WHX CORPORATION

--------------------------------------------------------------------------------
              THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
            MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 2, 1998,
                          UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                   March 6, 1998
To Our Clients:

         Enclosed for your consideration is an offer to purchase, dated March 6, 1998 (the "offer to purchase") and the related letter of transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the offer by HN Acquisition Corp., a New York Corporation ("Purchaser") and a wholly owned subsidiary of whx corporation, a Delaware corporation ("parent"), to purchase all of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares") of Handy & Harman, a New York corporation (the "Company"), including the associated common stock purchase rights issued pursuant to the rights agreement, dated as of January 26, 1989, as amended on April 25, 1996, October 22, 1996 and March 1, 1998, between the company and Chasemellon Shareholder Services LLC, as rights agent, at a price of $35.25 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the offer.

         The material is being sent to you as the beneficial owner of shares held by us for your account but not registered in your name. we are the holder of record of shares held by us for your account. A tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender shares held by us for your account.

         We request instructions as to whether you wish to have us tender on your behalf any or all of the shares held by us for your account, upon the terms and subject to the conditions set forth in the offer.

         Your attention is invited to the following:

         1. The offer price is $35.25 per share, net to the seller in cash, without interest thereon.

         2. The offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, April 2, 1998, unless the offer is extended.

         3.   The offer is being made for all of the outstanding shares.

         4. The offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the offer that number of shares which, together with the shares then owned by the parent, the purchaser, or their affiliates, would represent at least a majority of all outstanding shares on a fully diluted basis on the date of purchase.

         5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in instruction 6 of the letter of transmittal, stock transfer taxes on the purchase of shares by the purchaser pursuant to the offer. however, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See instruction 9 of the Letter of Transmittal.

         The offer is made solely by the offer to purchase and the related letter of transmittal and is being made to all holders of shares. The purchaser is not aware of any state where the making of the offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the purchaser becomes aware of any valid state statute prohibiting the making of the offer or the acceptance of shares pursuant thereto, the purchaser will make a good faith effort to comply with such state statute. if, after such good faith effort, the purchaser cannot comply with such state statute, the offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares in such state. In any jurisdiction where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed to be made on behalf of purchaser by the dealer manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

         If you wish to have us tender any or all of your shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. an envelope in which to return your instructions to us is enclosed. if you authorize the tender of your shares, all such shares will be tendered unless otherwise specified on the instruction form set forth in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                     INSTRUCTIONS WITH RESPECT TO THE OFFER
                   TO PURCHASE FOR CASH ALL OF THE OUTSTANDING
                             SHARES OF COMMON STOCK
             (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       OF

                                 HANDY & HARMAN

         The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated March 6, 1998, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the offer by HN Acquisition Corp., a New York corporation ("Purchaser") and a wholly owned subsidiary of WHX Corporation, a Delaware corporation, to purchase all of the outstanding shares of common stock, par value $1.00 per share (the "Shares") of Handy & Harman, a New York corporation, including the associated Common Stock Purchase Rights issued pursuant to the Rights Agreement, dated as of January 26, 1989, as amended on April 25, 1996, October 22, 1996 and March 1, 1998, between the Company and ChaseMellon Shareholder Services LLC, as Rights Agent, at a price of $35.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

         This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated in either appropriate space below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

  NUMBER OF SHARES TO BE TENDERED:*


________________Shares                                  SIGN HERE

Account Number:_______________               __________________________________

                                             __________________________________
Dated: _____________, 1998                            Signature(s)

                                             __________________________________

                                             __________________________________
                                               Please Type or Print Name(s)

                                             __________________________________

                                             __________________________________
                                                Please Type or Print
                                                  Address(es) Here

                                             __________________________________
                                              Area Code and Telephone Number

                                             __________________________________
                                                 Taxpayer Identification or
                                                 Social Security Number(s)


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*        Unless otherwise indicated,  it will be assumed that all Shares held by us for your account are to be tendered.

                                       -3-